EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of UST Liquidating Corporation (the “Company”) on Form 10KSB for the year ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry S. Rosenstein, Co-Chairman of the Board of Directors, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, as of, and for the periods presented in the Report.

/s/ Barry S. Rosenstein

Barry S. Rosenstein
Co-Chairman of the Board of Directors
September 28, 2004